UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2024

BROOKFIELD REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56428	82-2365593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Vesey Street, 15th Floor

New York, New York 10281

(Address of principal executive offices, including zip code)

(212) 417-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Brookfield Real Estate Income Trust Inc. ( the “Company”) intends to initiate, through its operating partnership, Brookfield REIT Operating Partnership L.P. (the “Operating Partnership”) a program (the “DST Program”) to issue and sell beneficial interests (the “DST Interests”) to “accredited investors,” as that term is defined under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in private placements exempt from registration pursuant to Section 4(a)(2) of the Securities Act (the “DST Offerings”), in specific Delaware statutory trusts (the “DSTs”) holding one or more real properties (each, a “DST Property” and, collectively, the “DST Properties”). Under the DST Program, each DST Property will be sourced from the Company’s real properties or from third parties, which will be held in a DST and subsequently leased by a wholly owned subsidiary of the Company in accordance with a certain master lease agreement. Each master lease agreement will be guaranteed by the Operating Partnership, which will hold a fair market value option (the “FMV Option”) giving it the right, but not the obligation, to acquire the DST Interests in the applicable DST from the investors in exchange for Operating Partnership units or cash, at the Operating Partnership’s discretion. Such FMV Option shall be exercisable during a one-year option period, beginning two years following the sale of the last DST Interest in any such DST Offering. The Operating Partnership, in its sole and absolute discretion, may assign its rights in the FMV Option to a subsidiary, an affiliate, a successor entity to the Operating Partnership or the acquiror of a majority of the Operating Partnership’s assets. After a one-year holding period, investors who acquire Operating Partnership units pursuant to the FMV Option generally have the right to request the Operating Partnership to redeem all or a portion of their Operating Partnership units for, at the Company’s sole discretion, shares of the Company’s common stock, cash or a combination of both.

Second Amended and Restated Advisory Agreement

In connection with the launch of the DST Program, on October 1, 2024, the Company, Brookfield REIT Adviser LLC (the “Adviser”) and the Operating Partnership entered into that certain Second Amended and Restated Advisory Agreement (the “Advisory Agreement”). The Advisory Agreement amends and restates the prior version of the Advisory Agreement to, among other things, facilitate the initiation and management of the DST Program.

The Advisory Agreement amends the calculation of the management fee in connection with the DST Program. As amended, the Company will pay the Adviser a management fee equal to 1.25% of the Company’s net asset value (“NAV”) for its Class T, Class S, Class D, Class I and Class C shares per annum payable monthly, and the Operating Partnership will pay the Adviser a management fee equal to 1.25% of Operating Partnership’s NAV of its Class T, Class T-1, Class S, Class S-1, Class D, Class D-1, Class I and Class C units held by unitholders other than the Company per annum payable monthly. In addition, the Company and the Operating Partnership will pay the Adviser a management fee equal to 1.25% of the aggregate DST Property consideration per annum payable monthly for all DST Properties subject to the FMV Option held by the Operating Partnership. For avoidance of doubt, the Adviser does not receive a duplicative management fee with respect to any DST Property. In calculating the management fee, the Company and the Operating Partnership use the NAV of the Company and the Operating Partnership before giving effect to any accruals for the management fee, the performance fee, the stockholder servicing fee, the investor servicing fee or distributions payable on the Company’s shares or the Operating Partnership’s units. No management fee will be paid with respect to Class E shares or Class E units.

Fourth Amended and Restated Limited Partnership Agreement

In connection with the launch of the DST Program, on September 25, 2024, Brookfield REIT OP GP LLC, as the general partner, the Company, as a limited partner, and the other limited partners party thereto entered into that certain Fourth Amended and Restated Limited Partnership Agreement of Brookfield REIT Operating Partnership L.P. (the “Partnership Agreement”). The Partnership Agreement amends the prior limited partnership agreement of the Operating Partnership to, among other things, facilitate the issuance of Operating Partnership units in exchange for DST Interests in the event the Operating Partnership elects to exercise its FMV Option.

The Partnership Agreement authorizes the Operating Partnership to issue Operating Partnership units, in the form of Class I units or one of three new classes of Operating Partnership units, designated as Class T-1 units, Class S-1 units and Class D-1 units, in exchange for DST Interests in connection with the FMV Option, with the class of Operating Partnership units to be received by an investor to be set forth set forth in the applicable agreement between the Dealer Manager (defined below) and the participating intermediary that sold such DST Interests in a DST Offering. The Partnership Agreement further provides that any such Class T-1 units, Class S-1 units and Class D-1 units received in exchange for DST Interests in connection with the exercise of the FMV Option will automatically convert to Class I units in the event the aggregate selling commissions, dealer manager fees, and investor servicing fees paid with respect to such Class T-1 units, Class S-1 units or Class D-1 units and the DST Interests for which such Operating Partnership units were exchanged, reach a fee limit (if any) set forth in the applicable agreement between the Dealer Manager and the participating intermediary that sold such DST Interests in a DST Offering.

Pursuant to the Partnership Agreement, the investor servicing fee payable with respect to a particular class of Operating Partnership units will be specially allocated to that class of Operating Partnership units. Unless otherwise provided in the applicable agreement between the Dealer Manager and the applicable participating intermediary, the amount of the ongoing investor servicing fee for a Class T-1 unit shall equal 0.85% of the NAV of such outstanding Class T-1 unit, the amount of the ongoing investor servicing fee for a Class S-1 unit shall equal 0.85% of the NAV of such outstanding Class S-1 unit, and the amount of the ongoing investor servicing fee for a Class D-1 unit shall equal 0.25% per annum of the NAV of such outstanding Class D-1 unit.

Pursuant to the Partnership Agreement, limited partners who hold Operating Partnership units may, after a one-year holding period, request that the Operating Partnership redeem all or a portion of their Operating Partnership units for, at the sole discretion of the general partner of the Operating Partnership, shares of the Company’s common stock, cash, or a combination of both. Other than with respect to Operating Partnership units held Brookfield Asset Management Ltd. (“Brookfield”), the Adviser, and their affiliates, the Operating Partnership is not obligated to redeem any Operating Partnership units and may choose to redeem only some, or even none, of such units in the sole discretion of the general partner of the Operating Partnership.

DST Dealer Manager Agreement

In connection with the launch of the DST Program, on October 1, 2024, Brookfield Real Estate Exchange LLC, an indirect wholly owned subsidiary of the Operating Partnership (the “DST Sponsor”), Brookfield Oaktree Wealth Solutions LLC (the “Dealer Manager”) and, solely with respect to its obligations with respect to the investor servicing fee, the Operating Partnership, entered into that certain DST Dealer Manager Agreement (the “DST Dealer Manager Agreement”), pursuant to which the Dealer Manager will serve as the dealer manager for the DST Offerings on a “best efforts” basis. Under the DST Dealer Manager Agreement, each DST will pay the Dealer Manager upfront selling commissions of up to 5.0% of the total cash purchase price paid per DST Interest sold, upfront dealer manager fees of up to 1.0% of the total cash purchase price paid per DST Interest sold, and placement fees in an amount up to 1.0% of the total cash purchase price paid per DST Interest sold. Additionally, each DST will pay to the Dealer Manager an ongoing investor servicing fee of up to 0.25% per annum of the total cash purchase price paid for the DST Interests sold.

The Operating Partnership will pay the Dealer Manager, solely with respect to Operating Partnership units issued in connection with the FMV Option in exchange for DST Interests and only until the fee limit (if any) set forth in the applicable agreement between the Dealer Manager and the participating intermediary that sold such DST Interests in a DST Offering has been reached, an investor servicing fee equal to 0.85% per annum of the aggregate NAV for the applicable Class T-1 units, an investor servicing fee equal to 0.85% per annum of the aggregate NAV for the applicable Class S-1 units and an investor servicing fee equal to 0.25% per annum of the aggregate NAV for the applicable Class D-1 units. No investor servicing fee will be paid for Class I units.

All or a portion of the selling commissions, dealer manager fee and investor servicing fees may be reallowed to participating intermediaries, as set forth in the applicable agreement between the Dealer Manager and such participating intermediary.

The DST Dealer Manager Agreement contains standard representations, warranties and covenants of the DST Sponsor, the Dealer Manager and the Operating Partnership. The DST Sponsor, the Dealer Manager and each DST have also agreed to provide indemnification as set forth in the DST Dealer Manager Agreement. Each of the DST Sponsor and the Dealer Manager may terminate the DST Dealer Manager Agreement upon 60 days’ written notice. Included as Exhibit A to the DST Dealer Manager Agreement is the joinder to be entered into by each DST and included as Exhibit B to the DST Dealer Manager Agreement is the form of participating dealer agreement to be entered into by the Dealer Manager and participating broker-dealers that participate in a DST Offering.

The foregoing summaries of the Advisory Agreement, Partnership Agreement and DST Dealer Manager Agreement do not purport to be complete and are qualified in their entirety by reference to the Advisory Agreement, Partnership Agreement and DST Dealer Manager Agreement (including the exhibits thereto), copies of which are filed herewith and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amended and Restated Advisory Agreement, dated October 1, 2024, by and among Brookfield Real Estate Income Trust Inc., Brookfield REIT Operating Partnership L.P. and Brookfield REIT Adviser LLC

10.2	Fourth Amended and Restated Limited Partnership Agreement of Brookfield REIT Operating Partnership L.P., dated September 25, 2024

10.3	DST Dealer Manager Agreement, dated October 1, 2024, by and among Brookfield Real Estate Exchange LLC, Brookfield Oaktree Wealth Solutions LLC and Brookfield REIT Operating Partnership L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2024	BROOKFIELD REAL ESTATE INCOME TRUST INC.

	By:	/s/ Michelle L. Campbell
Michelle L. Campbell
Secretary